Exhibit 4.45.1

This Instrument Prepared By:

/s/ Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND SEVENTEENTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2016

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2016 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Seventeenth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and sixteen supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Seventeenth Supplemental Indenture, is hereinafter in this One Hundred and Seventeenth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Seventeenth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Seventeenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND SEVENTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

DELAWARE

Sussex County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Midway Substation	11/17/2015	4472	4	334-06.00-497.00

MARYLAND

Harford County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Prospect Road Land Purchase - DPL MD CAP H1 [Paul J. Madden & Brittany Madden]	12/29/2015	11602	414	TM 18, Parcel 304

MARYLAND

Wicomico County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Chesapeake Substation	12/29/2015	3945	465	Map 38 Parcel 103 & Map 38 Parcel 369 Lot 27

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2015, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE

New Castle County

Instrument Date	Instrument No.	Tax ID No.
01/30/2015	20150227-0009102	1401100072
02/17/2015	20150320-0012858	2602930254, 2602930261
02/25/2015	20150311-0011350	1502000074
03/24/2015	20150331-0014740	1102300025
03/26/2015	20150406-0015639	611500141
05/05/2015	20150611-0028549	1501100121
05/06/2015	20150527-0024976	1501000121
05/12/2015	20150528-0025500	1104100014
05/13/2015	20150528-0025501	804510252
07/14/2015	20150819-0042053	1301100047M001
07/14/2015	20150819-0042054	1301100009
08/03/2015	20150818-0041630	1301300148
08/05/2015	20150819-0042052	0901100065
08/05/2015	20150825-0043084	1401500262
08/11/2015	20150825-0043051	0611000003
09/14/2015	20151006-0051092	0804000019
09/15/2015	20151006-0051093	0702700119
09/16/2015	20160119-0002254	0804220028
09/29/2015	20160119-0002253	2602610035
10/01/2015	20151016-0053150	0611200012
10/02/2015	20151110-0058220	0604600159
10/09/2015	20151020-0053692	0605200247
10/09/2015	20151020-0053691	0613100019
10/09/2015	20151020-0053690	0605200248
10/13/2015	20160119-0002252	0902400030
10/15/2015	20151028-0055310	0605700142
10/15/2015	20160119-0002250	1003500022, 1003500025, 1003500026
10/19/2015	20151028-0055311	0901700076
10/19/2015	20151201-0061397	1300300001, 1300300002, 1300700020, 1300700021, 1300800001, 1300800002
10/30/2015	20151211-0063727	1101300015
11/10/2015	20151201-0061396	1301100165
11/23/2015	20160119-0002249	0803910138
11/25/2015	20151211-0063726	0615000306
12/15/2015	20160129-0004536	0801310209, 0801310210, 0801310234, 0801310282
01/04/2016	20160119-0002251	0702900036

Instrument Date	Instrument No.	Tax ID No.
01/05/2016	20160119-0002248	1103620042, 1103620073, 1103640073, 1103640188, 1103710037, 1103710040, 1103730220, 1103730226
01/07/2015	20150116-0002216	0607100248, 0607100249, 0607100250, 0607100255, 0607100256, 0607100257 0607100260, 0607100264, 0605800457
01/07/2015	20150016-0002217	0607100156, 0607100157, 0607100259, 0607100261
07/17/2014	20150116-0002439	0801700003
07/17/2014	20150116-0002440	0801700120
07/17/2014	20150116-0002441	0801700034
07/29/2014	20150116-0002442	0801710001
08/27/2014	20150116-0002443	0802340091
07/18/2014	20150116-0002438	0801100002
07/18/2014	20150116-0002437	0801700031
07/18/2014	20150116-0002436	0801700002
11/19/2014	20150116-0002444	2603540058
01/26/2015	20150127-0003924	1300900057
02/05/2015	20150219-0007706	0604600047
02/05/2015	20150219-0007707	0603500244
02/05/2015	20150219-0007708	0604600248
02/05/2015	20150219-0007709	0604600249
02/05/2015	20150219-0007710	0604600250
01/29/2015	20150219-0007967	1401100073
10/30/2014	20150211-0006654	1101300015

DELAWARE

Kent County

Instrument Date	Instrument Number	Tax ID No.
11/23/2014	2015-269001	6-00-15900-01-2809-00001
12/23/2014	2015-270213	6-00-17900-02-0100-00001
01/14/2015	2015-269325	6-00-14800-01-4100-00001
04/21/2015	2015-275053	5-00-17200-02-2000-00001
05/18/2015	2015-276538	3-00-04600-02-1504-00001
05/18/2015	2015-276539	3-00-04600-02-1504-00001
05/27/2015	2015-276540	4-03-0469.00-01-07.27000
06/09/2015	2015-277709	7-00-10200-02-2300-00001
07/21/2015	2015-279352	2-00-07500-01-1203-00001
07/21/2015	2015-279353	2-00-07500-01-1205-00001
09/23/2015	2015-284125	3-00-01600-01-1101-00001

DELAWARE

Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
06/11/2014	4345	159	334-10.00-30.26 334-10.00-30.27
12/17/2014	4357	151	533-18.00-84.00
01/14/2015	4362	33	234-33.00-23.02
01/22/2015	4362	30	334-13.00-325.37
02/03/2015	4371	273	234-50.02-08
04/26/2015	4398	256	432-7.00-25.01
05/11/2015	4406	298	433-6.15-44.00-PARK
05/12/2015	4420	24	33450015204
05/18/2015	4420	22	533-11.00-18.02
05/23/2015	4406	296	134-23.12-62.00
06/11/2015	4420	26	334-60.06-609
06/24/2015	4422	333	334-10.00-73.00 334-10.00-74.00
07/20/2015	4440	141	530-9.00-47.00
07/20/2015	4440	139	234-5.00-46.03
09/10/2015	4460	68	331-2.00-15.00
09/12/2015	4460	70	132-13.00-7.00
09/29/2015	4458	334	234-32.00-110.00
10/02/2015	4458	320	334-5.00-88.00
10/30/2015	4469	21	5-32-13.00-32.01
11/10/2015	4480	220	334-13.00-325.18
12/17/2015	4496	308	134-20.08-5500

MARYLAND

Caroline County

Instrument Date	Deed Records		Map	Parcel	Lot
	Book	Page
02/16/2015	1151	233	53	84	2
07/08/2015	1165	180	23	105	1-24
08/24/2015	1172	464	14	47	2
10/10/2015	1177	461	100	1165
09/28/2015	1177	459	59	82

MARYLAND

Cecil County

Instrument Date	Deed Records		Map	Parcel	Lot
	Book	Page
12/02/2014	3770	303	30	116
12/02/2014	3770	309	30	3 &97
03/27/2015	3727	191	25	719
04/02/2015	3724	232	6	28
04/10/2015	3724	234	38	13
04/10/2015	3724	236	38	12
04/10/2015	3724	240	38	192
04/15/2015	3724	238	38	20
04/15/2015	3724	242	38	208
04/27/2015	3727	189	25	325
05/02/2015	3770	307	38	9
05/14/2015	3732	13	13	497
08/12/2015	3770	301	38	379
08/24/2015	3779	348	31	47
08/29/2015	3783	249	14	462
11/06/2015	3818	390	20	123
11/06/2015	3818	393	18	432
11/20/2015	3824	7	19	505
12/04/2015	3832	404	19	159
12/10/2015	3832	402	52	18
12/22/2014	3674	475	42	73
01/10/2015	3674	477	11	9	1
01/10/2015	3674	479	11	9

MARYLAND

Dorchester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
09/14/2014	1248	364	31	135
02/19/2015	1256	497	6	87
06/01/2015	1309	188	32	76
01/15/2015	1247	189	33	10
09/08/2014	1247	193	31	135
01/16/2015	1247	326	33	10
01/20/2015	1249	32	400	589
01/27/2015	1251	298	6	130

MARYLAND

Harford County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
05/09/2015	11276	482	17	268
02/04/2015	11129	39	12	34

MARYLAND

Kent County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
11/12/2014	815	285	42	21
11/30/2014	826	349	53	52
12/05/2014	826	353	53	8
12/05/2014	818	130	53	54
12/08/2014	826	351	53	3
12/12/2014	818	136	53	9
12/20/2014	818	132	53	45
12/23/2014	818	134	36	169
01/06/2015	818	128	42	154
01/29/2015	820	70	48	20
01/29/2015	820	72	53	14
01/29/2015	820	74	48	78
03/06/2015	822	455	44	308	1
04/06/2015	826	343	53	20
04/06/2015	826	340	53	14
04/06/2015	826	346	53	78
04/09/2015	834	478	53	3
05/01/2015	829	200	44	231
05/04/2015	834	493	53	29
05/08/2015	834	496	53	53
05/11/2015	834	481	53	6
05/14/2015	829	436	201	399
05/15/2015	829	433	4	173
05/19/2015	834	490	53	24
05/27/2015	834	484	53	9
05/28/2015	834	487	53	18
06/03/2015	835	426	53	48
06/03/2015	835	429	53	31
06/25/2015	835	423	48	54
07/13/2015	837	27	47	83
09/01/2015	818	339	53	2
09/02/2015	841	314	55	55	3
09/02/2015	841	316	55	55	4

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
09/02/2015	841	318	55	55	5
09/02/2015	841	320	55	73

MARYLAND

Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
09/24/2014	2366	474	58D	420
12/17/2014	2361	54	58D	419
12/17/2014	2361	51	58E	427
12/19/2014	2366	471	58D	425
01/14/2015	2368	298	64	60 & 31
01/22/2015	2375	33	10	88
01/24/2015	2375	29	10	13
02/02/2015	2379	139	64	32
02/11/2015	2377	257	45	46
03/25/2015	2437	358	63	28
03/25/2015	2437	362	63	27	3
03/25/2015	2437	366	63	27	4
03/26/2015	2393	180	48	42
04/30/2015	2437	370	63	85
05/18/2015	2413	109	65	30
06/10/2015	2437	383	63	41	1
06/19/2015	2437	374	58H	201
06/19/2015	2437	377	65	45
06/19/2015	2437	380	65	46
06/22/2015	2437	353	44	33
06/24/2015	2437	78	68	1
06/30/2015	2437	82	29	4
08/11/2015	2449	7	51	29	1-5
08/19/2015	2458	399	73	12
08/20/2015	2453	502	58D	73
08/31/2015	2477	1	64	1
09/18/2015	2466	84	36	62
09/21/2015	2466	452	35	178	3
09/22/2015	2485	405	56	50
09/25/2015	2466	449	17	58	2
10/12/2015	2487	395	44B	963
11/02/2015	2485	402	058E	57
11/17/2015	2487	391	581	369
12/01/2015	2492	437	58E	57
12/04/2015	2499	183	7	3

MARYLAND

Somerset County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
12/04/2014	893	157	65	34
12/05/2014	893	155	57	604
12/12/2014	903	403	41	46
01/07/2015	890	551	7	209
01/30/2015	892	575	101	340
03/04/2015	895	32	79	20
05/27/2015	901	69	58	64
05/27/2015	901	67	58	13
07/22/2015	907	311	19	332
07/22/2015	907	316	19	345
10/20/2015	912	161	200	16

MARYLAND

Talbot County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
03/04/2015	2250	219	53	119	9
03/04/2015	2251	1	53	166	2
03/26/2015	2250	223	59	125
03/31/2015	2270	274	59	45
03/31/2015	2270	282	59	61
03/31/2015	2270	286	59	67	2
03/31/2015	2270	290	59	81
04/08/2015	2270	262	59	41
04/10/2015	2270	266	53	167
04/21/2015	2270	270	59	20
05/20/2015	2278	73	53	105
05/21/2015	2268	307	59	40&43
05/28/2015	2270	258	59	91
06/01/2015	2270	278	59	107
06/12/2015	2278	68	62	69
06/12/2015	2278	63	62	82
06/12/2015	2278	59	62	63
06/13/2015	2278	55	62	77
06/30/2015	2278	51	62	7
06/30/2015	2287	111	53	119
07/17/2015	2287	127	59	56
07/21/2015	2287	131	62	8
07/22/2015	2290	156	59	119	5
07/23/2015	2287	123	59	114

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
07/24/2015	2290	152	59	119	1&2
07/27/2015	2290	160	59	6
07/27/2015	2290	164	59	7
07/27/2015	2290	168	59	111
07/27/2015	2290	172	59	135
07/29/2015	2290	176	62	06&28
08/07/2015	2293	450	22	348
08/10/2015	2287	115	59	23
08/10/2015	2287	119	59	95
08/10/2015	2290	180	11	289
08/24/2015	2307	34	59	119	3
08/24/2015	2307	38	59	119	4
08/27/2015	2307	42	59	42
09/18/2015	2299	69	59	17
09/18/2015	2299	73	59	24
09/18/2015	2299	77	59	104
01/07/2016	2326	378	59	108

MARYLAND

Wicomico County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
01/14/2015	6533	1	27	632
03/11/2015	3873	452	39	181	5
03/14/2015	6533	9	27	632
03/17/2015	3832	195	37	116
03/30/2015	3832	192	37	120	1&2
04/09/2015	3843	141	104	1344
04/20/2015	3843	152	48	63
04/20/2015	3843	155	48	317
04/20/2015	3843	138	107	1088 1089 1090 1091 1092
04/21/2015	3843	148	5	10
04/22/2015	3843	145	70	16
05/11/2015	3851	238	48	319
05/13/2015	3873	458	33	50
05/14/2015	3873	447	39	719
05/18/2015	3861	0-20	106	1191
05/18/2015	3861	0-15	111	1114
05/19/2015	3873	465	31	107

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
06/09/2015	3861	248	10	7
06/09/2015	3873	461	10	7
09/02/2015	841	322	773	804
09/02/2015	3902	150	773	804
09/02/2015	3902	153	103	371
09/11/2015	3906	475	61	82
09/23/2015	3909	316	600	315
10/05/2015	3921	163	49	22
10/09/2015	3913	30	30 301	1453
10/12/2015	3923	1	113	1126
10/19/2015	3923	6	63	532
10/28/2015	3933	118	29	9
10/28/2015	3933	121	29	338
11/10/2015	3933	124	54	14
12/10/2015	3942	171	101	5484 5485
12/11/2015	3964	114	31	460
12/15/2015	3950	286	48	729
12/15/2015	3950	282	48	306
12/15/2015	3950	278	48	321
12/15/2015	3950	274	48	310
12/19/2015	3950	270	30	105
12/09/2014	3791	500	49	65	4,5,6,7
01/05/2015	3800	266	115	2937
01/14/2015	3803	368	107	1887
01/28/2015	3810	362	106	1306	7

MARYLAND

Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
10/28/2014	6532	469	301	1707
11/19/2014	6500	50
12/29/2014	6500	391	115	1114A
02/06/2015	6521	9
02/23/2015	6524	375	15	131
02/28/2015	6597	110	27	249
03/25/2015	6561	279	56	83
03/27/2015	6536	271	110	2797
03/31/2015	6566	115	63	153
04/03/2015	6560	172	115	9346
05/17/2015	6569	29	9	165

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
05/20/2015	6577	227	111	5749	10
05/20/2015	6577	230	111	5754
05/20/2015	6577	233	111	5755	4
05/20/2015	6577	236	111	5756	5
05/20/2015	6577	239	111	5757	6
05/21/2015	6572	17	9	386
06/24/2015	6597	107	26	201
07/03/2015	6609	429	Elliott Bayside Partnership – Deed of Easement and Release of Rights
07/03/2015	6609	437	Elliott Bayside Partnership - Supplemental Use and Maintenance Agreement
07/23/2015	6609	407	Seaside Village Commercial Land Condominium - Deed of Easement and Release of Rights
07/23/2015	6609	426	Seaside Village Commercial Land Condominium - Declaration of Easement Use Limitations
08/06/2015	6618	477	49	10
08/06/2015	6623	188	49	10
10/17/2015	6662	45		6837
11/02/2015	6676	215	27	637
11/17/2015	6684	267	79	215
12/04/2015	6689	375	49	144
12/08/2015	6689	378	27	466
12/15/2015	6703	31	110	3894
12/16/2015	6703	28	20	167

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Seventeenth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Seventeenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Seventeenth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

The Company acknowledges that it received a true and correct copy of this One Hundred and Seventeenth Supplemental Indenture.

This One Hundred and Seventeenth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Seventeenth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2016.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ David M. Velazquez
David M. Velazquez, President
April 7, 2016
Attest:

/s/ Jeffery E. Snyder [SEAL]
Jeffery E. Snyder, Assistant Secretary

STATE OF DELAWARE	)
) SS
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that as of the 7th day of April, 2016, personally came before me, a notary public for the State of Delaware, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Julia P. Reilly	[SEAL]
Notary Public, State of Delaware
My commission expires .

Julia P. Reilly

Notary Public

State of Delaware

My Commission Expires:

April 3, 2017

THE BANK OF NEW YORK MELLON, as Trustee

Date of Execution	By	/s/ Francine J. Kincaid
Francine J. Kincaid, Vice President
April 7, 2016
Attest:

/s/ Arsala Kidwai
Arsala Kidwai, Vice President

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 7th day of April, 2016, personally came before me, a Notary Public for the State of New York, Francine J. Kincaid, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that his signature is her own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Christopher J. Traina
Notary Public, State of New York
My commission expires .

Christopher J. Traina

Notary Public-State of New York

No. 01TR6297825

Qualified in Queen’s County

Qualified in New York County

My Commission Expires March 03, 2018

[SEAL]

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Francine J. Kincaid
Name: Francine J. Kincaid
Title: Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Christie D. Cannon
Christie D. Cannon